UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

INTERNATIONAL BALER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-14443	13-2842053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Rio Grande Avenue Jacksonville, FL	32254
(Address of principal executive offices)	(Zip Code)

(904) 358-3812

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value per share	IBAL	Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on March 23, 2022, International Baler Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Avis Industrial Corporation, an Indiana corporation (“Parent”) and AIC Merger Sub, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, Merger Sub conducted a tender offer to purchase all of the outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares”), owned by stockholders other than Parent, at a price of $1.74 per Share to the seller in cash without interest and less any applicable withholding taxes (the “Offer Price”) upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 20, 2022 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The Offer and withdrawal rights expired at 5:00 p.m., New York City time, on May 19, 2022 (the “Expiration Date”). American Stock Transfer & Trust Company, LLC, the depositary for the Offer, advised Parent and Merger Sub that, as of the Expiration Date, a total of 613,766 Shares had been validly tendered, and not validly withdrawn, pursuant to the Offer, representing approximately 62.7% of the issued and outstanding Shares (not held by Parent) as of the Expiration Date. All conditions to the Offer having been satisfied, Merger Sub accepted and made payment for all Shares validly tendered into and not validly withdrawn from the Offer.

Following Merger Sub’s payment for the Shares tendered pursuant to the Offer, at 5:00 p.m., Eastern Time, on May 27, 2022 (the “Effective Time”), Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. The Merger was governed by Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”) and was effected without a vote of the Company’s stockholders. At the Effective Time, each Share that was not owned by Avis, Merger Sub, the Company, or any stockholders of the Company who properly demanded appraisal pursuant to Section 262 of the DGCL in connection with the Merger was converted into the right to receive the Offer Price, without interest, less any applicable withholding taxes. Each Share owned by Avis, Merger Sub and the Company immediately prior to the Effective Time was cancelled and ceases to exist, without such parties receiving any consideration in exchange therefor.

The foregoing description of the Offer, the Merger, and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on March 25, 2022, and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosures set forth in Items 2.01, 5.01, 5.03 and 8.01 are incorporated into this Item 3.03.

Item 5.01	Change of Control of Registrant.

Prior to the Offer and the Merger, Parent owned 81.1% of the Company’s issued and outstanding Shares. As a result of the Offer and the Merger, the Company became a wholly-owned subsidiary of Parent as of the Effective Time. The aggregate cash consideration paid by Parent in the Offer and the Merger is approximately $1.7 million, exclusive of related transaction fees and expenses. Parent funded such consideration with cash on hand.

The disclosures set forth in Items 2.01,  5.03 and 8.01 of this Current Report on Form 8-K are incorporated into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Effective Time, Ronald L. McDaniel, D. Roger Griffin, Lael E. Boren, William E. Nielsen, John J. Martorana and Martha R. Songer ceased serving as members of the Company’s board of directors. Also, at the Effective Time, Richard VanDeusen became a director of the Company, joining Gregory L. King on its board. In addition, at the Effective Time, D. Roger Griffin and William E. Nielsen ceased being the Company’s President and Chief Executive Officer and the Company’s Chief Financial Officer, respectively, with Gregory L. King succeeding Mr. Griffin as President of the Company and John G. Kuhnash succeeding Mr. Nielsen as Chief Financial Officer. The above departures were solely in connection with the Merger and not a result of any disagreement with the Company, its management or its board of directors.

Gregory L. King is President and Chief Executive Officer of Parent, a position he has held since October 2020. Prior to that, Mr. King was President and CEO of The Harris Waste Management Co. (a wholly-owned subsidiary of Parent) from April 2016 to December 2020. Mr. King became a member of the board of directors of the Company on September 4, 2021. He was also President of Merger Sub since its formation in March 2022.

John G. Kuhnash was appointed Vice President and Chief Financial Officer of Parent in October 2021. Previously, Mr. Kuhnash was Chief Financial Officer for Down-Lite International, Inc. from April 2018 to October 2021, and Chief Financial Officer for Thyssenkrupp Bilstein of America, Inc. from October 2015 to January 2018. He was also Treasurer of Merger Sub since its formation in March 2022.

Richard VanDeusen was a director of Merger Sub since its formation in March 2022. He is also President and General Manager of The Harris Waste Management Group, Inc., a position he has held since December 2020. Prior to that, Mr. VanDeusen was Vice President, Finance of Altisource from April 2019 until December 2020. From February 2016 until February 2019 he was Senior Vice President of Recycling at WestRock Company.

In connection with the above succession appointments of Messrs. King, Kunash and VanDeusen (each, an “Appointee”): (i) there are no arrangements or understandings between the Appointee and any other person; (ii) no material plan, contract or arrangement has been entered into with the Appointee, and no such plan, contract or arrangement with an Appointee has been materially amended; and (iii) no grant of any award to the Appointee or modification of an existing award has been made. Moreover, none of the Appointees has a family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. Also, except for their roles as directors and/or executive officers of Parent or its other subsidiaries, none of the Appointees has a direct or indirect material interest in any transaction that would require reporting under Item 404(a) of Regulation S-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year-End.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, the Company’s Certificate of Incorporation and Bylaws were amended and restated. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company effective as of the Effective Time are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

Pursuant to the Merger Agreement, the Company will file a Form 15 with the SEC on May 31, 2022, to commence the process of terminating the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and to suspend the Company’s obligations to file periodic reports with the SEC. As a result of filing the Form 15 with the SEC, the Company’s obligations to file periodic reports with the SEC, including Form 10-K, 10-Q, and 8-K will be immediately suspended. The Company expects the deregistration to become effective 90 days after filing the Form 15. During this 90-day period, the Company and certain beneficial owners will remain subject to the SEC’s proxy rules and beneficial ownership reporting requirements.

As of the Effective Time, the Company became a wholly-owned subsidiary of Parent. Accordingly, the Company’s common stock will no longer be quoted on the Pink Sheets after the Effective Time.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated March 23, 2022, by and among International Baler Corporation, Avis Industrial Corporation, and AIC Merger Sub, Inc (incorporated by reference to Exhibit 2.1 in the Company’s Form 8-K filed on March 25, 2022).
3.1	Amended and Restated Certificate of Incorporation of International Baler Corporation as of May 27, 2022.
3.2	Amended and Restated By-laws of International Baler Corporation as of May 27, 2022.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022	INTERNATIONAL BALER CORPORATION

	By:	/s/ Gregory L. King
Name: Gregory L. King
Title: President